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                              ICHOR CORPORATION

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT



                                                              Shareholding at
                                                             December 31, 1997
Name of Subsidiary       Jurisdiction of Incorporation            (Direct)
------------------       -----------------------------       -----------------

ICHOR Services, Inc.            State of Delaware                   100%

501164 B.C. Ltd.       Province of British Columbia, Canada         100%